Exhibit 99.1 – News Release
RB Global reports fourth quarter and full year 2025 results
WESTCHESTER, IL, February 17, 2026 – RB Global, Inc. (NYSE & TSX: RBA, the “Company”, “RB Global”, “we”, “us”, “their”, or “our”) reported the following results for the three months and year ended December 31, 2025.
“I am incredibly proud of what the RB Global team achieved in 2025,” said Jim Kessler, CEO of RB Global. “This year, we advanced our strategic priorities, enhanced our operating model, and delivered meaningful value for our customers, partners and shareholders.”
Commenting on the results, Eric J. Guerin, Chief Financial Officer, said, “I'm pleased with the financial discipline our teams demonstrated throughout 2025. We strengthened margins, delivered healthy cash flow, and continued to invest in strategic initiatives that support long-term growth and value creation.”
Fourth Quarter Financial Highlights1,2,3:
•Total gross transaction value (“GTV”) increased 4% year over year to $4.3 billion.
•Total revenue increased 5% year over year to $1.2 billion.
•Service revenue increased 5% year over year to $917.5 million.
•Inventory sales revenue increased 7% year over year to $285.9 million.
•Net income decreased 8% year over year to $109.4 million.
•Net income available to common stockholders decreased 8% year over year to $99.1 million.
•Diluted earnings per share available to common stockholders decreased 9% to $0.53 per share.
•Diluted adjusted earnings per share available to common stockholders increased 17% year over year to $1.11 per share.
•Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 10% year over year to $379.6 million.
2026 Financial Outlook
The table below outlines the Company's outlook for select full-year 2026 financial data:

	Year ended December 31, 2026
(in millions, except percentages)	Low-End	High-End
GTV growth	5%	8%
Adjusted EBITDA	$1,470	$1,530
Full year tax rate (GAAP and Adjusted)	23%	25%
Capital Expenditures[4]	$350	$400

1 For information regarding RB Global's use and definition of certain measures, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this news release.
2 All figures are presented in U.S. dollars.
3 For the fourth quarter of 2025 as compared to the fourth quarter of 2024.
4 Capital expenditures is defined as property, plant and equipment, net of proceeds on disposals, plus intangible asset additions.

Additional Financial and Operational Highlights
(Unaudited)

	Three months ended December 31,			Year ended December 31,
(in millions, except percentages and per share data)	2025	2024	% Change	2025	2024	% Change
GTV	$4,281.1	$4,101.2	4%	$16,201.9	$15,904.8	2%
Service revenue	917.5	875.5	5%	3,502.2	3,363.6	4%
Service revenue take rate	21.4%	21.3%	10bps	21.6%	21.1%	50bps

Inventory sales revenue	$285.9	$266.1	7%	$1,088.5	$920.6	18%
Inventory return	12.8	15.1	(15)%	57.9	56.8	2%
Inventory rate	4.5%	5.7%	(120)bps	5.3%	6.2%	(90)bps

Net income	$109.4	$118.4	(8)%	$427.6	$412.8	4%
Net income available to common stockholders	99.1	107.8	(8)%	382.2	372.7	3%
Adjusted EBITDA	379.6	346.0	10%	1,399.7	1,302.7	7%

Diluted earnings per share available to common stockholders	$0.53	$0.58	(9)%	$2.04	$2.01	1%
Diluted adjusted earnings per share available to common stockholders	$1.11	$0.95	17%	$4.00	$3.49	15%
Revenue
(Unaudited)

	Three months ended December 31,			Year ended December 31,
(in millions, except percentages)	2025	2024	% Change	2025	2024	% Change
Transactional seller revenue	$255.2	$243.5	5%	$928.8	$939.4	(1)%
Transactional buyer revenue	577.2	544.8	6%	2,238.3	2,067.1	8%
Marketplace services revenue	85.1	87.2	(2)%	335.1	357.1	(6)%
Total service revenue	917.5	875.5	5%	3,502.2	3,363.6	4%
Inventory sales revenue	285.9	266.1	7%	1,088.5	920.6	18%
Total revenue	$1,203.4	$1,141.6	5%	$4,590.7	$4,284.2	7%
For the Fourth Quarter:
•GTV increased 4% year over year to $4.3 billion with growth primarily in the commercial construction and transportation (“CC&T”) and automotive sectors. Growth in the CC&T sector was partially driven by the inclusion of J.M. Wood Auction Co., Inc (“J.M. Wood”). Excluding the impact of this acquisition, CC&T GTV increased due to a higher average price per lot sold, driven primarily by improved mix, and higher volumes. In the automotive sector, GTV increased due to year-over-year market share gains, as well as growth in lot volume from existing partners. The average price per vehicle sold in the automotive sector increased due to strength in U.S. insurance vehicles, partially offset by a higher mix of remarketed vehicles compared to the prior‑year period and the non-recurrence of significant catastrophic events in the prior year.
•Service revenue increased 5% year over year to $917.5 million as a result of a higher average service revenue take rate and higher GTV. Service revenue take rate expanded 10 basis points year over year to 21.4%, primarily driven by a higher buyer fee rate structure.
•Inventory sales revenue increased 7% year over year to $285.9 million primarily due to higher revenues from the CC&T sector. Inventory rate declined 120 basis points year over year to 4.5%, due to unfavorable asset mix.
•Net income available to common stockholders decreased to $99.1 million, primarily driven by lower operating income, partially offset by lower income tax expense and lower interest expense.
•Adjusted EBITDA5 increased 10% year over year driven by a higher service revenue take rate, higher GTV, partially offset by higher operating expenses and lower inventory return.
5 For information regarding RB Global's use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this news release.

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GTV by Sector

	Three months ended December 31,			Year ended December 31,
(in millions, except percentages)	2025	2024	% Change	2025	2024	% Change
Automotive	$2,200.7	$2,133.9	3%	$8,659.1	$8,277.6	5%
CC&T	1,534.7	1,413.7	9%	5,663.6	5,805.8	(2)%
Other	545.7	553.6	(1)%	1,879.2	1,821.4	3%
Total GTV	$4,281.1	$4,101.2	4%	$16,201.9	$15,904.8	2%
Lots Sold by Sector

	Three months ended December 31,			Year ended December 31,
(in '000s of lots sold, except percentages)	2025	2024	% Change	2025	2024	% Change
Automotive	624.5	611.1	2%	2,447.7	2,297.2	7%
CC&T	103.2	102.2	1%	376.1	432.3	(13)%
Other	147.6	157.4	(6)%	570.0	617.3	(8)%
Total lots sold	875.3	870.7	1%	3,393.8	3,346.8	1%
Reconciliation of Operating Expenses
(Unaudited)
The following table reconciles as reported operating expenses by line item to adjusted operating expenses to exclude the impact of adjustments, as defined in our Non-GAAP Measures.

	Three months ended December 31, 2025
(in millions)	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
As reported (unaudited)	$362.5	$273.1	$260.2	$9.6	$127.5	$1,032.9
Share-based payments expense	—	—	(15.5)	—	—	(15.5)
Acquisition-related and integration costs	—	—	—	(9.6)	—	(9.6)
Restructuring costs	—	—	(4.1)	—	—	(4.1)
Amortization of acquired intangible assets	—	—	—	—	(73.1)	(73.1)
Executive transition costs	—	—	(43.2)	—	—	(43.2)
Loss on divestiture and deconsolidation and related costs	—	—	(2.0)	—	—	(2.0)
Other legal, advisory, and non-income tax expenses	—	—	(6.4)	—	—	(6.4)
Adjusted	$362.5	$273.1	$189.0	$—	$54.4	$879.0

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	Year ended December 31, 2025
(in millions)	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
As reported (unaudited)	$1,431.3	$1,030.6	$905.2	$19.4	$483.4	$3,869.9
Share-based payments expense	—	—	(76.7)	—	—	(76.7)
Acquisition-related and integration costs	—	—	—	(19.4)	—	(19.4)
Restructuring costs	—	—	(17.2)	—	—	(17.2)
Amortization of acquired intangible assets	—	—	—	—	(282.4)	(282.4)
Gain on disposition of property, plant and equipment and related costs	—	—	(0.2)	—	—	(0.2)
Prepaid consigned vehicle charges	0.5	—	—	—	—	0.5
Executive transition costs	—	—	(53.7)	—	—	(53.7)
Loss on divestiture and deconsolidation and related costs	—	(1.7)	(4.5)	—	—	(6.2)
Debt refinancing costs	—	—	(3.9)	—	—	(3.9)
Remeasurements in connection with business combination	—	—	(0.1)	—	—	(0.1)
Other legal, advisory, and non-income tax expenses	(1.0)	—	(16.9)	—	—	(17.9)
Adjusted	$1,430.8	$1,028.9	$732.0	$—	$201.0	$3,392.7
Upcoming Investor Events
RB Global will participate in the following investor conferences in the first quarter of 2026:
•Citi's 2026 Global Industrial Tech and Mobility Conference, February 19, 2026, Miami, United States
•Raymond James Institutional Investor Conference, March 3 and 4, 2026, Orlando, United States
Fourth Quarter and Full Year 2025 Earnings Conference Call
RB Global is hosting a conference call to discuss its financial results for the quarter ended December 31, 2025 at 4:30 PM ET on February 17, 2026. The replay of the webcast will be available through February 17, 2027.
Conference call and webcast details are available at the following link: https://investor.rbglobal.com
Other Company Developments
On February 16, 2026, the Company received a final decision from the arbitration panel in its dispute with its former CEO. The arbitration panel awarded the Company’s former CEO with a damages award of $59.6 million. Amounts related to this decision have been reflected in the consolidated financial statements as of and for the year ended December 31, 2025.
About RB Global
RB Global, Inc. (NYSE: RBA) (TSX: RBA) is a leading, omnichannel marketplace that provides value-added insights, services and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide. Through our auction sites and digital platform, we have a wide global presence and serve customers across a variety of asset classes, including automotive, commercial transportation, construction, government surplus, lifting and material handling, energy, mining and agriculture. Our marketplace brands include Ritchie Bros., the world's largest auctioneer of commercial assets and vehicles offering online bidding, and IAA, Inc. (“IAA”), a leading global digital marketplace connecting vehicle buyers and sellers. Our portfolio of brands also includes Rouse Services (“Rouse”), which provides a complete end-to-end asset management and market data-driven intelligence; SmartEquip Inc. (“SmartEquip”), an innovative technology platform that supports customers' management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; and VeriTread LLC (“VeriTread”), an online marketplace for heavy haul transport.

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Forward-looking Statements
This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, opportunities, and any other statements regarding events or developments that RB Global believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “confident”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “remain”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond RB Global’s control, including risks and uncertainties related to: our ability to integrate acquisitions, including the recently acquired J.M. Wood; the fact that operating costs and business disruption may be greater than expected; the effect of the consummation of the merger on the trading price of RB Global's common shares; the ability of RB Global to retain and hire key personnel and employees; the significant costs associated with the merger; the outcome of any legal proceedings that have been or could be instituted against RB Global; the ability of the Company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the Company to achieve expected operating results in the amount, manner or timeframe expected or at all; changes in capital markets and the ability of the Company to generate cash flow and/or finance operations in the manner expected or to de-lever in the timeframe expected; the failure of RB Global or the Company to meet financial forecasts and/or key performance targets including the Company's key operating metrics; the Company’s ability to commercialize new platform solutions and offerings; legislative, regulatory and economic developments affecting the combined business; general economic and market developments and conditions, including as a result of global trade tensions and as a result of current, proposed or future tariffs, including retaliatory tariffs; the evolving legal, regulatory and tax regimes under which RB Global operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as RB Global’s response to any of the aforementioned factors. Other risks that could cause actual results to differ materially from those described in the forward-looking statements are included in RB Global's periodic reports and other filings with the Securities and Exchange Commission (“SEC”) and/or applicable Canadian securities regulatory authorities, including the risk factors identified under Item 1A “Risk Factors” and the section titled “Summary of Risk Factors” in RB Global’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and RB Global’s periodic reports and other filings with the SEC, which are available on the SEC, SEDAR and RB Global’ websites. The foregoing list is not exhaustive of the factors that may affect RB Global’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and RB Global does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.
Key Operating Metrics
We regularly review a number of metrics, including the following key operating metrics, to evaluate our business, measure our performance, identify trends affecting our business, and make operating decisions. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our operational strategies.
Gross Transaction Value (“GTV”): Represents total proceeds from all items sold on our auctions and online marketplaces, third-party online marketplaces, private brokerage services and other disposition channels. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.
Total service revenue take rate: Total service revenue divided by total GTV.
Inventory return: Inventory sales revenue less cost of inventory sold.
Inventory rate: Inventory return divided by inventory sales revenue.
Total lots sold: A single asset to be sold or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots.”

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GTV and Condensed Consolidated Income Statements
(In millions, except per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
GTV	$4,281.1	$4,101.2	$16,201.9	$15,904.8
Revenue:
Service revenue	$917.5	$875.5	$3,502.2	$3,363.6
Inventory sales revenue	285.9	266.1	1,088.5	920.6
Total revenue	1,203.4	1,141.6	4,590.7	4,284.2
Operating expenses:
Costs of services	362.5	374.2	1,431.3	1,415.7
Cost of inventory sold	273.1	251.0	1,030.6	863.8
Selling, general and administrative	260.2	189.4	905.2	773.9
Acquisition-related and integration costs	9.6	6.1	19.4	29.0
Depreciation and amortization	127.5	114.5	483.4	444.4
Total operating expenses	1,032.9	935.2	3,869.9	3,526.8
Gain on disposition of property, plant and equipment	0.6	0.6	2.2	3.8
Gain (loss) on divestiture and deconsolidation, net	5.9	—	(9.6)	—
Operating income	177.0	207.0	713.4	761.2
Interest expense	(46.0)	(52.7)	(191.6)	(233.7)
Interest income	4.3	5.9	14.9	26.2
Other income (loss), net	0.6	0.5	(0.1)	(1.7)
Foreign exchange loss	(0.4)	(0.3)	(1.0)	(1.9)
Income before income taxes	135.5	160.4	535.6	550.1
Income tax expense	26.1	42.0	108.0	137.3
Net income	$109.4	$118.4	$427.6	$412.8
Net income (loss) attributable to:
Controlling interests	$109.7	$118.5	$428.4	$413.1
Redeemable non-controlling interests	(0.3)	(0.1)	(0.8)	(0.3)
Net income	$109.4	$118.4	$427.6	$412.8

Net income attributable to controlling interests	$109.7	$118.5	$428.4	$413.1
Cumulative dividends on Series A Senior Preferred Shares	(6.6)	(6.7)	(26.7)	(26.7)
Allocated earnings to Series A Senior Preferred Shares	(3.7)	(4.0)	(14.2)	(13.7)
Adjustment of redeemable non-controlling interest	(0.3)	—	(5.3)	—
Net income available to common stockholders	$99.1	$107.8	$382.2	$372.7

Basic earnings per share available to common stockholders	$0.53	$0.58	$2.06	$2.03
Diluted earnings per share available to common stockholders	$0.53	$0.58	$2.04	$2.01

Basic weighted average number of shares outstanding	185.8	184.6	185.4	184.0
Diluted weighted average number of shares outstanding	187.3	186.0	186.9	185.3

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Condensed Consolidated Balance Sheets
(In millions, except per share data)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$531.5	$533.9
Restricted cash	163.3	174.9
Trade and other receivables, net of allowance for credit losses of $8.6 and $7.2 respectively	706.3	709.4
Prepaid consigned vehicle charges	62.4	67.9
Inventory	139.8	121.5
Other current assets	107.8	77.0
Income taxes receivable	73.7	30.2
Total current assets	1,784.8	1,714.8
Property, plant and equipment, net	1,522.3	1,275.4
Operating lease right-of-use assets	1,545.5	1,529.1
Other non-current assets	149.4	98.4
Intangible assets, net	2,464.5	2,668.7
Goodwill	4,668.0	4,511.8
Deferred tax assets	8.5	8.8
Total assets	$12,143.0	$11,807.0
Liabilities, Temporary Equity and Stockholders' Equity
Current liabilities:
Auction proceeds payable	$457.9	$378.0
Trade and other liabilities	836.5	782.0
Current operating lease liabilities	128.2	113.3
Income taxes payable	6.7	26.2
Short-term debt	137.5	27.7
Current portion of long-term debt	51.2	4.1
Total current liabilities	1,618.0	1,331.3
Long-term operating lease liabilities	1,456.8	1,431.1
Long-term debt	2,282.8	2,622.1
Other non-current liabilities	158.5	97.4
Deferred tax liabilities	559.2	608.7
Total liabilities	6,075.3	6,090.6
Temporary equity:
Series A Senior Preferred Shares; shares authorized, issued and outstanding: 485.0 million	482.0	482.0
Redeemable non-controlling interest	12.6	8.1
Stockholders' equity:
Senior preferred and junior preferred stock; unlimited shares authorized; shares issued and outstanding, other than Series A Senior Preferred Shares: nil	—	—
Common stock and additional paid-in capital, no par value; unlimited shares authorized; shares issued and outstanding: 185.9 million and 184.7 million	4,365.1	4,258.5
Retained earnings	1,254.6	1,090.3
Accumulated other comprehensive loss	(48.3)	(124.8)
Stockholders' equity	5,571.4	5,224.0
Non-controlling interests	1.7	2.3
Total stockholders' equity	5,573.1	5,226.3
Total liabilities, temporary equity and stockholders' equity	$12,143.0	$11,807.0

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Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

Year ended December 31,	2025	2024
Cash provided by (used in):
Operating activities:
Net income	$427.6	$412.8
Adjustments for items not affecting cash:
Depreciation and amortization	483.4	444.4
Share-based payments expense	66.0	62.4
Deferred income taxes	(54.2)	(69.2)
Gain on disposition of property, plant and equipment	(2.2)	(3.8)
Loss on divestiture and deconsolidation, net	9.6	—
Allowance for expected credit losses	1.4	5.1
Amortization of debt issuance costs	9.4	12.5
Amortization of right-of-use assets	160.3	154.4
Inventory write-downs	8.3	14.9
Other, net	4.8	(1.7)
Net changes in operating assets and liabilities	(136.2)	(99.8)
Net cash provided by operating activities	978.2	932.0
Investing activities:
Acquisitions, net of cash acquired	(192.8)	(8.6)
Divestiture, net of cash transferred	35.3	—
Property, plant and equipment additions	(259.0)	(167.4)
Proceeds on disposition of property, plant and equipment	5.3	2.6
Intangible asset additions	(116.5)	(109.5)
Repayment of loans receivable	21.1	8.1
Issuance of loans receivable	(41.1)	(24.1)
Other, net	(5.2)	(2.7)
Net cash used in investing activities	(552.9)	(301.6)
Financing activities:
Dividends paid	(258.1)	(240.2)
Proceeds from exercise of options and employee stock purchase plan	50.5	75.5
Payment of withholding taxes on issuance of shares	(20.8)	(14.8)
Net increase in short-term debt	102.8	14.5
Proceeds from long-term debt	275.0	—
Repayment of long-term debt	(576.7)	(454.4)
Payment of debt issue costs	(4.4)	(0.3)
Repayment of finance lease and equipment financing obligations	(31.6)	(26.5)
Proceeds of equipment financing obligations	3.8	2.6
Payment of contingent consideration	(1.9)	(1.9)
Net cash used in financing activities	(461.4)	(645.5)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	22.1	(24.0)
Net decrease in cash, cash equivalents, and restricted cash	(14.0)	(39.1)
Cash, cash equivalents, and restricted cash, beginning of period	708.8	747.9
Cash, cash equivalents, and restricted cash, end of period	$694.8	$708.8

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Non-GAAP Measures
(Unaudited)
This news release references non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP.
The Company has not provided a reconciliation of Adjusted EBITDA outlook for fiscal 2026 to GAAP net income, the most directly comparable GAAP financial measure, because without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate Adjusted EBITDA, including but not limited to: (a) the net loss or gain on the sale of property plant & equipment, or other assets (b) loss on divestiture and deconsolidation and related costs (c) acquisition-related or integration costs relating to our mergers and acquisition activity, including severance costs, (d) restructuring costs, (e) other legal, advisory and non-income tax expenses, (f) share-based payments compensation expense, which value is directly impacted by the fluctuations in our share price and other variables, and (g) other expenses that we do not believe are indicative of our ongoing operations. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on net income for fiscal 2026.
Unless otherwise indicated, all amounts in the following tables are in millions, except per share amounts and percentages.
Adjusted Net Income Available to Common Stockholders and Diluted Adjusted EPS Available to Common Stockholders Reconciliation
The Company believes that adjusted net income available to common stockholders provides useful information about the growth or decline of the net income available to common stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS available to common stockholders eliminates the financial impact of adjusting items from net income available to common stockholders that the Company does not consider to be part of the normal operating results.
Adjusted net income available to common stockholders is calculated as net income available to common stockholders, excluding the effects of adjusting items that we do not consider to be part of our normal operating results, such as share-based payments expense, acquisition-related and integration costs, restructuring costs, amortization of acquired intangible assets, executive transition costs and certain other items.
Net income available to common stockholders is calculated as net income attributable to controlling interests, less cumulative dividends on Series A Senior Preferred Shares, allocated earnings to Series A Senior Preferred Shares, and adjustments to redeemable non-controlling interest.
Diluted adjusted EPS available to common stockholders is calculated by dividing adjusted net income available to common stockholders by the weighted average number of dilutive shares outstanding, except that it is computed based upon the lower of the two-class method or the if-converted method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares and the effect of shares issuable under the Company’s stock-based incentive plans, if such effect is dilutive.

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The following table reconciles adjusted net income available to common stockholders and diluted adjusted EPS available to common stockholders to net income available to common stockholders and diluted EPS available to common stockholders, which are the most directly comparable GAAP measures in our consolidated financial statements:

	Three months ended December 31,			Year ended December 31,
	2025	2024	% Change	2025	2024	% Change
Net income available to common stockholders	$99.1	$107.8	(8)%	$382.2	$372.7	3%
Share-based payments expense	15.5	15.2	2%	76.7	56.3	36%
Acquisition-related and integration costs	9.6	6.1	57%	19.4	29.0	(33)%
Restructuring costs	4.1	—	NM	17.2	—	NM
Amortization of acquired intangible assets	73.1	68.5	7%	282.4	274.9	3%
Gain on disposition of property, plant and equipment and related costs	(0.6)	—	NM	(2.0)	(1.2)	67%
Prepaid consigned vehicles charges	—	(0.7)	NM	(0.5)	(4.7)	(89)%
Executive transition costs	43.2	2.4	1,700%	53.7	6.7	701%
(Gain) loss on divestiture and deconsolidation, net and related costs	(3.9)	—	NM	15.8	—	NM
Debt refinancing costs	—	—	NM	3.9	—	NM
Remeasurements in connection with business combinations	—	—	NM	0.1	1.2	(92)%
Other legal, advisory and non-income tax expenses	7.0	1.3	438%	19.7	13.4	47%
Accretion of deferred consideration	—	—	NM	0.7	—	NM
Related tax effects of the above	(36.2)	(21.5)	68%	(114.5)	(91.4)	25%
Related allocation of the above to participating securities	(3.9)	(2.5)	56%	(13.1)	(10.1)	30%
Adjustment of redeemable non-controlling interest	0.3	—	NM	5.3	—	NM
Adjusted net income available to common stockholders	$207.3	$176.6	17%	$747.0	$646.8	15%
Weighted average number of dilutive shares outstanding	187.3	186.0	1%	186.9	185.3	1%
Diluted earnings per share available to common stockholders	$0.53	$0.58	(9)%	$2.04	$2.01	1%
Diluted adjusted earnings per share available to common stockholders	$1.11	$0.95	17%	$4.00	$3.49	15%

NM = Not meaningful

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Adjusted EBITDA
The Company believes adjusted EBITDA provides useful information and is a key performance measure because it facilitates operating performance comparisons from period to period and it provides management with the ability to monitor its controllable incremental revenues and costs.
Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, and income tax expense, and subtracting interest income from net income, as well as adding back the adjusting items.
The following table reconciles adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, our consolidated financial statements:

	Three months ended December 31,			Year ended December 31,
	2025	2024	% Change	2025	2024	% Change
Net income	$109.4	$118.4	(8)%	$427.6	$412.8	4%
Add: depreciation and amortization	127.5	114.5	11%	483.4	444.4	9%
Add: interest expense	46.0	52.7	(13)%	191.6	233.7	(18)%
Less: interest income	(4.3)	(5.9)	(27)%	(14.9)	(26.2)	(43)%
Add: income tax expense	26.1	42.0	(38)%	108.0	137.3	(21)%
EBITDA	304.7	321.7	(5)%	1,195.7	1,202.0	(1)%
Share-based payments expense	15.5	15.2	2%	76.7	56.3	36%
Acquisition-related and integration costs	9.6	6.1	57%	19.4	29.0	(33)%
Restructuring costs	4.1	—	NM	17.2	—	NM
Gain on disposition of property, plant and equipment and related costs	(0.6)	—	NM	(2.0)	(1.2)	67%
Prepaid consigned vehicles charges	—	(0.7)	NM	(0.5)	(4.7)	(89)%
Executive transition costs	43.2	2.4	1,700%	53.7	6.7	701%
(Gain) loss on divestiture and deconsolidation, net and related costs	(3.9)	—	NM	15.8	—	NM
Debt refinancing costs	—	—	NM	3.9	—	NM
Remeasurements in connection with business combinations	—	—	NM	0.1	1.2	(92)%
Other legal, advisory and non-income tax expenses	7.0	1.3	438%	19.7	13.4	47%
Adjusted EBITDA	$379.6	$346.0	10%	$1,399.7	$1,302.7	7%

NM = Not meaningful

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Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation
The Company believes that comparing adjusted net debt to adjusted EBITDA on a trailing twelve-month basis, across different periods, provides useful information to investors about the Company's operational performance and financial flexibility. This ratio indicates the period of time it would take to repay both our short- and long-term debt from operating earnings. The Company does not consider this to be a measure of its liquidity, which is its ability to meet short-term obligations, but rather a measure of how well it manages its liquidity position.
Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt. Adjusted net debt/adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.
The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

Year ended December 31,	2025	2024	% Change
Short-term debt	$137.5	$27.7	396%
Long-term debt	2,334.0	2,626.2	(11)%
Debt	2,471.5	2,653.9	(7)%
Less: cash and cash equivalents	(531.5)	(533.9)	—%
Adjusted net debt	$1,940.0	$2,120.0	(8)%
Net income	$427.6	$412.8	4%
Adjusted EBITDA	$1,399.7	$1,302.7	7%
Debt/net income	5.8 x	6.4 x	(9)%
Adjusted net debt/adjusted EBITDA	1.4 x	1.6 x	(13)%

NM = Not meaningful

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Adjusting items for the year ended December 31, 2025:
Recognized in the fourth quarter of 2025:
•$15.5 million share-based payments expense.
•$9.6 million of acquisition-related and integration costs, primarily relating to the acquisition of J.M. Wood.
•$4.1 million of restructuring costs, primarily severance relating to organizational changes.
•$73.1 million amortization of acquired intangible assets from completed acquisitions, primarily IAA.
•$0.6 million gain on disposition of property, plant and equipment and related costs.
•$43.2 million of executive transition costs, consisting primarily of the final determination from the arbitration associated with the departure of our former CEO, less amounts previously accrued, and associated legal costs.
•$3.9 million gain on the divestiture of DDI, which includes $2.0 million of related transaction costs.
•$7.0 million of other legal and advisory expenses, primarily consulting fees in connection with strategic initiatives and certain legal costs.
•$0.3 million adjustment of redeemable non-controlling interest to its estimated redemption value.

Recognized in the third quarter of 2025:
•$21.6 million share-based payments expense.
•$4.0 million of acquisition-related and integration costs, primarily relating to the acquisition of J.M. Wood.
•$10.2 million of restructuring costs, primarily severance relating to organizational changes.
•$72.7 million amortization of acquired intangible assets from completed acquisitions, primarily IAA.
•$1.2 million gain on disposition of property, plant and equipment and related costs.
•$4.7 million of executive transition costs, primarily legal costs associated with the departure of our former CEO.
•$7.4 million of other legal and advisory expenses, primarily certain legal costs, consulting fees in connection with strategic initiatives and settlements of unusual legal claims.
•$0.7 million accretion of the deferred consideration liability relating to the J.M Wood acquisition.
•$5.0 million adjustment of redeemable non-controlling interest to its estimated redemption value.

Recognized in the second quarter of 2025:
•$25.2 million share-based payments expense.
•$2.7 million of acquisition-related and integration costs, primarily relating the acquisition of J.M. Wood and integration activities in connection with the acquisition of IAA.
•$1.1 million of restructuring costs, primarily severance relating to organizational changes and the wind-down of Xcira.
•$68.3 million amortization of acquired intangible assets from completed acquisitions, primarily IAA.
•$0.2 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA at acquisition.
•$3.1 million of executive transition costs, primarily legal costs associated with the departure of our former CEO.
•$19.7 million relating to the loss on deconsolidation of $15.5 million relating to the SYNETIQ LKQ transaction, related $1.7 million write down of inventory included in cost of goods sold, and $2.5 million of related transaction costs.
•$3.9 million of debt refinancing costs incurred in connection with the amendment of our Credit Agreement.
•$0.1 million relating to the remeasurement of contingent consideration for IAA's acquisition of Marisat, Inc. in 2021.
•$3.2 million of other legal, advisory and non-income tax expenses, primarily consulting fees in connection with strategic initiatives and certain legal costs, partially offset by lower non-income tax related expenses.

Recognized in the first quarter of 2025:
•$14.4 million share-based payments expense.
•$3.1 million of acquisition-related and integration costs, primarily relating to IAA integration and acquisition-related costs associated with the potential acquisition of J.M. Wood.
•$1.8 million of restructuring costs, primarily severance relating to organizational changes and the wind-down of Xcira.
•$68.3 million amortization of acquired intangible assets from completed acquisitions, primarily IAA.
•$0.2 million gain on disposition of property, plant and equipment and related costs.
•$0.3 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA at acquisition.
•$2.7 million of executive transition costs, primarily legal costs, associated with the departure of our former CEO.
•$2.1 million of other legal and advisory expenses, primarily costs incurred for the settlement of remediation costs in connection with a fire at one of our branches, which occurred prior to the acquisition of IAA, as well as costs in connection with the appeal with the CRA.
The adjusting items recognized in prior quarters are discussed in “Part II, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2024.

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For further information, please contact:
Sameer Rathod | Vice President, Investor Relations and Market Intelligence
1-510-381-7584 | srathod@rbglobal.com

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